Exhibit 99.1

        Transport Corporation of America Reports Third Quarter Results

    MINNEAPOLIS, Oct. 16 /PRNewswire-FirstCall/ -- Transport Corporation of America, Inc. (Nasdaq: TCAM), today announced revenues for the third quarter 2003 of $64.1 million, compared with 2002 third quarter revenues of $69.0 million. Third quarter's net income before cumulative effect of a change in accounting principle was $1.0 million or $0.15 per diluted share, compared with 2002 third quarter net income of $0.3 million, or $0.03 per diluted share. The third quarter 2003 results include a pretax gain of $1.3 million ($0.8 million after taxes, or $0.11 per diluted share), related to the previously announced sale of the Company's Clarksville maintenance facility.
    During the third quarter 2003, the Company adopted the provisions the Financial Accounting Standards Board's Interpretation No. 46, "Consolidation of Variable Interest Entities," as it relates to the Company's leased corporate office facility. Accordingly, the Company recorded an asset of $11.2 million and the related debt of $13.0 million. The Company also recorded a charge for cumulative effect of a change in accounting principle of $1.1 million, net of a $0.7 million tax benefit, as part of the initial adoption of this Interpretation. Including the cumulative-effect adjustment, the Company reported a net loss of $46,000, or $0.01 per diluted share, for the third quarter 2003.
    Michael Paxton, Chairman, President and Chief Executive Officer, commented, "Our efforts to drive productivity and network balance have begun to translate into improved financial performance. We reduced our deadhead percentage again this quarter, achieving 10.4 percent during the third quarter
compared to 11.3 percent in 2002.   Our administrative productivity improved,
with our revenue per non-driver employee increasing by 4.7 percent in the third quarter over the previous year. In addition, our revenue per loaded mile improved for the third consecutive quarter and exceeded the same quarter of the previous year for the first time since the second quarter of 2001. We ended the third quarter with total debt of $65 million, including the $13 million in debt relating to the corporate office building, which was recorded during the third quarter. This increase in debt was partially offset by $8 million in other debt reduction during the quarter, continuing our efforts over the last three years. Additionally, we added several important new customers during the quarter, building freight opportunities in our core markets."
    Transport America also announced that it has signed an agreement to sell its corporate office building and lease back approximately two-thirds of the building that it currently occupies. The agreement is contingent on the buyer completing due diligence and securing financing for the transaction and is expected to close late in 2003 or early in 2004. The Company expects proceeds, net of commissions and other closing costs, of approximately $11.5 million. Concurrent with closing, the Company expects to sign a 13-year lease with annual base rent of approximately $1 million for the first year.

    Year-To-Date Results
    For the nine-month period ended September 30, 2003, Transport America announced revenues of $196.8 million, compared with 2002 year-to-date revenues of $204.1 million. Net loss before cumulative effect of a change in accounting principle for the nine-month period was $0.2 million, or $0.03 per diluted share, compared with a 2002 net loss before cumulative effect of a change in accounting principle of $2.4 million, or $0.33 per diluted share. Results in 2003 include a non-cash benefit of $0.2 million after taxes, or $0.02 per share, for a change in estimate related to the impairment of revenue equipment recorded in 2002 and a gain of $0.8 million after taxes, or $0.11 per share, relating to the sale of its Clarksville maintenance facility. Results in 2002 include a non-cash asset impairment charge of $2.5 million after taxes, or $0.35 per share, for asset impairment charges related to plans to dispose of approximately 260 tractors without guaranteed residual values and 500 trailers in excess of the Company's needs.
    Net loss, including the cumulative effect of changes in accounting principles, for the nine-month period ended September 30, 2003 was $1.4 million, or $0.20 per share, compared to $19.1 million, or $2.63 per share, in 2002. Results in 2003 include a non-cash charge of $1.1 million after taxes, or $0.15 per share, for a change in accounting principle relating to its corporate office building and a non-cash charge of $0.1 million after taxes, or $0.01 per share, for a change in accounting principle relating to environmental disposal costs on tires. Results in 2002 also include a non-cash goodwill impairment charge of $16.7 million after taxes, or $2.30 per share.

    Outlook
    Looking ahead, Paxton commented, "We have made significant improvement during the third quarter and expect that trend to continue going forward. Freight demand has strengthened, and our sales organization is successfully securing new opportunities that drive density and balance in our network. Freight rates continue to increase in most markets, and we will continue to aggressively pursue rate increases. In addition, our cost reduction efforts continue to make Transport America more competitive, and we expect to implement new cost-savings initiatives in the fourth quarter. Our biggest challenge right now is seated capacity. With soft freight in the second quarter, we experienced an increase in driver turnover. In addition, the market for new drivers has tightened significantly. We have implemented several programs to boost our recruiting efforts and increase our seated fleet percentage. Overall, we are pleased with the progress we have made and expect continued improvement into 2004."
    The Company will host a conference call and webcast on Monday, October 20, 2003 at 10:00 a.m. Central Time. The Internet broadcast can be accessed at the Company's website, www.transportamerica.com , or at www.companyboardroom.com .

    About Transport America
    Transport Corporation of America, Inc., based in the Minneapolis - St. Paul metropolitan area, provides a wide range of truckload freight carriage and logistics services to customers in the United States and Canada. Transport America focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology and information systems.

    This news release contains forward-looking statements regarding the Company. The Company wishes to caution readers not to place undue reliance on any forward-looking statements which speak only as of the date made. The following important factors, among other things, in some cases have affected and in the future could affect the Company's actual results and could cause the Company's actual financial performance to differ materially from that expressed in any forward-looking statement: (1) the highly competitive conditions that currently exist in the Company's market and the Company's ability to compete, (2) the Company's ability to recruit, train, and retain qualified drivers, (3) increases in fuel prices, and the Company's ability to recover these costs from its customers, (4) the impact of environmental standards and regulations on new revenue equipment, (5)changes in governmental regulations applicable to the Company's operations, (6) adverse weather conditions, (7) accidents, (8) the financing and resale market for used revenue equipment, (9) changes in interest rates, (10) cost of liability insurance coverage, and (11) downturns in general economic conditions affecting the Company and its customers. The foregoing list should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise or update any previously made forward-looking statements. Unanticipated events are likely to occur.
    Financial Tables to Follow.


                    TRANSPORT CORPORATION OF AMERICA, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
           Three and Nine Months ended September 30, 2003 and 2002
              (In thousands, except share and per share amounts)

                          Three Months                  Nine Months
                          (Unaudited)                   (Unaudited)
                     2003            2002          2003             2002
                 Amount   %     Amount   %     Amount    %     Amount    %
    Operating
     revenues  $64,069  100.0  $69,002 100.0 $196,808 100.0  $204,054 100.0

    Operating
     expenses:
      Salaries,
       wages,
       and
       benefits 17,019   26.6   19,574  28.4   53,965  27.4    60,232  29.5
      Fuel,
       maintenance,
       and other
       expense   9,524   14.9    9,639  14.0   30,057  15.3    28,749  14.1
      Purchased
       transport-
        ation   22,914   35.8   24,310  35.2   70,452  35.8    67,987  33.3
      Revenue
       equipment
       leases      274    0.4      251   0.4      797   0.4       582   0.3
      Depreciation
       and amorti-
       zation    6,342    9.9    6,760   9.8   18,967   9.6    20,870  10.2
    Insurance,
     claims,
     and
     damage      2,430    3.8    2,527   3.7    8,827   4.5     8,622   4.2
    Taxes and
     licenses    1,118    1.7    1,188   1.7    3,433   1.7     3,774   1.8
    Communication  565    0.9      634   0.9    1,661   0.8     2,013   1.0
    Other general
     and
     administrative
     expenses    2,271    3.5    2,294   3.3    7,341   3.7     6,567   3.2
    Impairment of
     revenue
     equipment       0    0.0        0   0.0     (278) (0.1)    4,741   2.3
    Gain on
     disposition
     of property
     and
     equipment  (1,321)  (2.1)     (14) (0.0)  (1,317) (0.7)      (22) (0.0)
    Total
     operating
     ex-
     penses     61,136   95.4   67,163  97.3  193,905  98.5   204,115 100.0

    Operating
     income
     (loss)      2,933    4.6    1,839   2.7    2,903   1.5       (61) (0.0)

    Interest
     expense,
     net         1,079    1.7    1,306   1.9    3,199   1.6     4,228   2.1

    Earnings
     (loss)
     before
     income
     taxes       1,854    2.9      533   0.8     (296) (0.2)   (4,289) (2.1)

    Income tax
     provision
     (benefit)     811    1.3      279   0.4     (48) (0.0)   (1,928) (0.9)

    Earnings
     (loss)
     before
     cumulative
     effect of
     change in
     accounting
     principle
                 1,043    1.6      254   0.4    (248) (0.1)   (2,361) (1.2)

    Cumulative
     effect of
     change in
     accounting
     principle,
     net of tax
     effect
                (1,089)  (1.7)       0   0.0  (1,153) (0.6)  (16,694) (8.2)

    Net earnings
     (loss)       $(46)  (0.1)    $254   0.4 $(1,401) (0.7) $(19,055) (9.3)

    Earnings
    (loss) per
     common share
     - basic
    Before
     cumulative
     effect of
     change
     in accounting
     principles  $0.15           $0.04        $(0.03)         $(0.33)
    Net earnings
     (loss) per
     share      $(0.01)          $0.04        $(0.20)         $(2.63)

    Earnings
     (loss) per
     common share
     - diluted
    Before
     cumulative
     effect of
     change in
     accounting
     principles  $0.15           $0.03        $(0.03)         $(0.33)
    Net earnings
     (loss) per
     share
                $(0.01)          $0.03        $(0.20)         $(2.63)

    Average common
     shares outstanding


    Basic    7,141,730       7,256,152      7,181,356       7,244,934
    Diluted  7,175,792       7,285,709      7,181,356       7,244,934



                     TRANSPORT CORPORATION OF AMERICA, INC.
                                  BALANCE SHEET
                           September 30, 2003 and 2002
                                 (In Thousands)
                                    Unaudited

                                     ASSETS

                                                     2003              2002
    Current Assets:
      Cash and cash equivalents                       $124              $578
      Trade receivables, net of allowances          26,966            30,333
      Other receivables                              1,924             2,822
      Operating supplies                               849             1,117
      Deferred income taxes                          5,537             4,057
      Prepaid expenses                               2,908             2,805
    Total Current Assets                            38,308            41,712

    Revenue Equipment, At Cost                     189,307           204,163
      Less: accumulated depreciation               (82,995)          (85,116)
    Revenue Equipment, Net                         106,312           119,047

    Property and Other Equipment:
      Land, buildings, and improvements             28,789            17,624
      Other equipment and leasehold
       improvements                                 23,324            24,100
      Less: accumulated depreciation               (19,067)          (16,396)
    Property and Other Equipment, Net               33,046            25,328

    Revenue, Property and Other
     Equipment, Net                                139,358           144,375

    Other Assets, Net                                2,229             2,736

    Total Assets                                  $179,895          $188,823



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     2003              2002
    Current Liabilities:
      Current maturities of Long Term Debt         $22,359           $15,989
      Current maturities of Capital Lease
       Obligations                                   4,147             5,821
      Accounts payable                               6,420             5,821
      Checks issued in excess of cash
       balances                                      3,107               794
      Due to independent contractors                 2,587             2,433
      Accrued expenses                              19,237            15,663
    Total Current Liabilities                       57,857            46,521

    Long-Term Debt & Capital Lease Obligations
      Long-term debt less current maturities        24,467            35,749
      Capital lease obligations less
       current maturities                           14,049            18,267
    Total Long-Term Debt
      & Capital Lease Obligations                   38,516            54,016

    Deferred Income Taxes                           25,143            26,597

    Shareholders' Equity:
      Common stock                                      72                72
      Additional paid-in capital                    29,888            30,502
      Retained earnings                             28,419            31,115
    Total Shareholders' Equity                      58,379            61,689

    Total Liabilities and Equity                  $179,895          $188,823


                      TRANSPORT CORPORATION OF AMERICA, INC.
                Selected Consolidated Financial and Operating Data
             Three and Nine Months Ended September 30, 2003 and 2002

                                             Three Months       Nine Months
                                             2003     2002      2003      2002
    Operating Statistics
      Company tractors, seated                823      971       823       971
      Company tractors, other                 212      146       212       146
      Independent contractor, seated          775      804       775       804
      Total tractors (at end of
       period)                              1,810    1,921     1,810     1,921
      Trailers (at end of period)           5,109    5,624     5,109     5,624

      Average total tractors in
       service                              1,657    1,790     1,749     1,844
      Total loaded miles (000's)           43,041   46,621   132,935   139,053
      Total miles (000's)                  48,027   52,535   148,228   157,864
      Trucking revenue per tractor per
       week*                               $2,725   $2,746    $2,687    $2,675
      Trucking revenues per loaded mile*   $1.417   $1.410    $1.401    $1.415
      Trucking revenues per mile*          $1.270   $1.252    $1.257    $1.247
      Average empty mile percentage         10.4%    11.3%     10.3%     11.9%
      Average length of haul, all miles      714      715       725       709
      Average annual revenues per non-
      driver employee (000's)                $633     $605      $635      $587

    Financial Data (000's)
      Trucking revenue                    $61,006  $65,749  $186,290  $196,788
      Fuel surcharge revenue                2,302    1,492     8,466     2,924
      Logistics                               761    1,761     2,052     4,342
      Total revenue                       $64,069  $69,002  $196,808  $204,054

      Capital expenditures, net of
       proceeds                            $6,566   $6,110    $6,952    $3,636
      Total debt and capital lease
       obligations                        $65,022  $75,826   $65,022   $75,826

    * Excluding fuel surcharge

SOURCE  Transport Corporation of America, Inc.
    -0-                             10/16/2003
    /CONTACT: Michael Paxton, Chairman, President and CEO, +1-651-686-2500, and Keith Klein, Chief Financial Officer, +1-651-686-2500, both of Transport Corporation of America, Inc./
    /Web site:  http://www.transportamerica.com /
    (TCAM)

CO:  Transport Corporation of America, Inc.
ST:  Minnesota
IN:  TRN
SU:  ERN